UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 1, 2016

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Liberty Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On December 1, 2016, the Board of Directors of The Bank of New York Mellon Corporation (the “Company”) elected Linda Z. Cook and Jennifer B. Morgan as independent members of the Company’s Board of Directors, effective immediately. Ms. Cook has been elected to serve on the Company’s Corporate Governance and Nominating and Risk Committees. Ms. Morgan has been elected to serve on the Company’s Audit and Technology Committees. With the election of Ms. Cook and Ms. Morgan, the Company’s Board now consists of 14 directors.

Each of Ms. Cook and Ms. Morgan will receive customary compensation from the Company for serving as a director in accordance with the non-management director compensation program as described in the Company’s Definitive Proxy Statement dated March 11, 2016.

A copy of the Company’s press release relating to the election of Ms. Cook and Ms. Morgan as directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: December 2, 2016	By: /s/ Craig T. Beazer
Name: Craig T. Beazer
Title: Secretary

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Press Release	Filed herewith

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